Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Amy E. Sullivan, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Kirkland’s, Inc. (“registrant”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Amy E. Sullivan
Amy E. Sullivan
President, Chief Executive Officer and Director

Date: May 30, 2025